Exhibit 10.2

ERICKSON INCORPORATED
STOCK APPRECIATION RIGHTS AWARD AGREEMENT
CASH SETTLED

This STOCK APPREICATION RIGHTS AWARD AGREEMENT (this “Agreement”) is made as of the [22nd day of April, 2016] (the “Date of Grant”), between Erickson Incorporated, a Delaware corporation (the “Company”), and [NAME] (the “Participant”).  The Stock Appreciation Rights hereunder are granted pursuant to the terms of the Company’s 2012 Long-Term Incentive Plan (the “Plan”).  Capitalized terms used herein but not defined shall have the meanings set forth in the Plan.

Section 1.     Grant of Stock Appreciation Rights.  The Company hereby grants to the Participant, on the terms and conditions hereinafter set forth, an award of Stock Appreciation Rights (the “SARs”) with respect to the shares of the Company’s Common Stock subject to the terms and conditions hereof, including the vesting provisions in Section 2 and the exercise provision below in Section 3.

UNDERLYING SHARES	STRIKE PRICE

Section 2.     Vesting of SARs.

(a)           Vesting Schedule.  Subject to Section 2(b) hereof and the other provisions of this Agreement, the SARs shall vest and become exercisable in accordance with the following vesting schedule, subject to the Participant’s continued Service as of each Applicable Vesting Date.  If such Service requirement is not satisfied as to any portion of the SARs, such unvested portion shall be immediately forfeited.

Total Vested SARs
Vesting Date(1)	Incremental	Cumulative
Date of Grant
1st Anniversary of Date of Grant
2nd Anniversary of Date of Grant
3rd Anniversary of Date of Grant
4th Anniversary of Date of Grant
5th Anniversary of Date of Grant
 Each of these anniversary dates shall constitute the “Applicable Vesting Date”.

(b)           Change in Control.  In the event of the occurrence of a Change in Control, 100% of the then unvested portion of the SARs granted hereunder and not previously forfeited shall immediately become fully vested and non-forfeitable, provided that the Participant remains in Service on the date of consummation of the Change in Control.

Section 3.           Exercise. As soon as administratively practicable following your exercise of the vested portion of the SARs, but not more than thirty days after your exercise, you shall receive a lump sum cash payment (the “Cash Payment”). Subject to applicable tax withholdings, as discussed below, the

Cash Payment shall be in an amount equal to the number of vested SARs being exercised multiplied by the excess of (i) the per share Fair Market Value (as defined in the Plan) as of the exercise date of the Company’s Common Stock exercised under the SAR, over (ii) the per share Strike Price listed above. In order to receive the Cash Payment, you must deliver the Exercise Form attached hereto (or in another form designated by the Company) to the Secretary of the Company, or to such other person as the Company may designate, during regular business hours, together with such additional documents as the Company may then require.
You authorize the Company and/or its Affiliate to withhold all applicable tax-related items legally payable by you in connection with a Cash Payment from your wages, your Cash Payment or other cash compensation paid to you by the Company and/or its Affiliate. You acknowledge that the ultimate liability for all tax-related items legally due by you is and remains your responsibility and that Company and/or its affiliate (a) makes no representations or undertakings regarding the treatment of any tax-related items in connection with any aspect of the SAR grant, including the grant, vesting or exercise of the SAR, or the Cash Payment; and (b) do not commit to structure the terms of the grant or any aspect of the SAR to reduce or eliminate your liability for tax-related items.

Section 4.            Term and Termination of Service.

(a)           General.  In the event of a Termination of Service for any reason, the unvested portion of the Participant’s SARs shall be immediately forfeited and all rights thereunder shall cease.

 (b)    Term. This SAR will terminate on [            , 202[ ] (the “SAR Expiration Date”); provided that if:

1.
the Participant’s Continuous Service is terminated by the Company for any reason other than a Termination for Cause, death, or permanent disability, then the Participant may exercise the vested portion of this SAR in full until the 90th day following such termination (at which time this SAR will be cancelled), but not later than the SAR Expiration Date;

2.
the Participant’s Continuous Service is voluntarily terminated by the Participant (except as provided in Section 2(d) below), then the Participant may exercise the vested portion of this SAR in full until the 30th day following such termination (at which time this SAR will be cancelled), but not later than the SAR Expiration Date;

3.
the Participant’s Continuous Service is terminated by the Company due to the Participant’s death or permanent disability, then the Participant (or his or her beneficiary, in the case of death) may exercise the vested portion of this SAR in full until one year following such termination (at which time this SAR will be cancelled), but not later than the SAR Expiration Date;

4.

4.
the Participant’s Continuous Service is terminated by the Company as a result of a Termination for Cause (or by the Participant at a time when the Company could terminate the Participant under a Termination for Cause), then this SAR will be cancelled upon the date of such termination.

(c)           Termination for Cause.  Notwithstanding Section 4(a) hereof, in the event of a Termination of Service for “Cause” (as defined in the Plan), the Participant’s SARs, whether or not vested, shall be immediately forfeited and all rights thereunder shall cease; provided, however that the

Participant shall not be required to forfeit any payment previously paid in respect of the SARs granted hereunder.

Section 5.    Restrictions on Transfer.  Neither this Agreement nor any SARs covered hereby may be sold, assigned, transferred, encumbered, hypothecated or pledged by the Participant, other than to the Company.

Section 6.               Investment Representation.  Upon the acquisition of the SARs at a time when there is not in effect a registration statement under the Securities Act relating to the shares of Common Stock, the Participant hereby represents and warrants, and by virtue of such acquisition shall be deemed to represent and warrant, to the Company that the SARs shall be acquired for investment and not with a view to the distribution thereof, and not with any present intention of distributing the same, and the Participant shall provide the Company with such further representations and warranties as the Company may require in order to ensure compliance with applicable federal and state securities, blue sky and other laws.  No SARs shall be acquired unless and until the Company and/or the Participant shall have complied with all applicable federal or state registration, listing and/or qualification requirements and all other requirements of law or of any regulatory agencies having jurisdiction, unless the Committee has received evidence satisfactory to it that the Participant may acquire the SARs pursuant to an exemption from registration under the applicable securities laws.  Any determination in this connection by the Committee shall be final, binding and conclusive.

Section 7.               Adjustments.  The SARs granted hereunder shall be subject to the provisions of Section 4.3 of the Plan relating to adjustments for recapitalizations, reclassifications and other changes in the Company’s corporate structure.

Section 8.               Tax Withholding.  The Company shall have the power and the right to deduct or withhold (including, without limitation, by reduction of the number of shares of Common Stock subject to the SARs), or require the Participant to remit to the Company, the minimum statutory amount (or such other amount that will not cause an adverse accounting consequence or cost) to satisfy federal, state, and local taxes, domestic or foreign, required by law or regulation to be withheld with respect to any taxable event arising as a result of this Agreement.

Section 9.               Application of Section 409A of the Code.  To the extent applicable, it is intended that this Agreement and the SARs granted hereunder be exempt from or comply with the requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, and that this Agreement and the SARs granted hereunder shall be interpreted and applied by the Committee in a manner consistent with this intent in order to avoid the imposition of any additional tax under Section 409A of the Code.  In the event that any provision of this Agreement is determined by the Committee to not comply with the applicable requirements of Section 409A of the Code and the regulations and other guidance issued thereunder, the Committee shall have the authority to take such actions and to make such changes to this Agreement and the SARs granted hereunder as the Committee deems necessary to comply with such requirements, provided that no such action shall adversely affect the SARs granted hereunder without the consent of the Participant.

Section 10.             No Right of Continued Service.  Nothing in the Plan or this Agreement shall confer upon the Participant any right to continued Service with the Company.

Section 11.             Limitation of Rights.  The Participant shall not have any privileges of a stockholder of the Company with respect to the SARs awarded hereunder, including without limitation any right to vote shares underlying the SARs or to receive dividends or other distributions in respect thereof.

Section 12.             Construction.  The SARs granted hereunder are granted by the Company pursuant to the Plan and are in all respects subject to the terms and conditions of the Plan.  The Participant hereby acknowledges that a prospectus of the Plan has been delivered to the Participant and accepts the SARs hereunder subject to all terms and provisions of the Plan, which are incorporated herein by reference.  In the event of a conflict or ambiguity between any term or provision contained herein and a term or provision of the Plan, the Plan will govern and prevail.  The construction of and decisions under the Plan and this Agreement are vested in the Committee, whose determinations shall be final, conclusive and binding upon the Participant.

Section 13.             Governing Law.  This Agreement shall be construed and enforced in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

Section 14.             Counterparts.  This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together shall constitute one and the same instrument.

Section 15.             Binding Effect.  This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, executors, administrators, successors and assigns.

Section 16.             Entire Agreement.  This Agreement and the Plan constitute the entire agreement between the parties with respect to the subject matter hereof and thereof, merging any and all prior agreements.  Notwithstanding the foregoing, if the Participant is employed pursuant to an employment agreement with Company, any provisions thereof relating to this Agreement including, without limitation, any provisions regarding acceleration of vesting and/or payment hereunder in the event of termination of employment, shall be fully applicable and supersede any conflicting provisions hereof.

(SIGNATURES ON FOLLOWING PAGE)

IN WITNESS WHEREOF, the parties hereto have executed this Agreement effective as of the date first above written.

ERICKSON INCORPORATED

By:
Name:
Title:

PARTICIPANT

Participant’s Signature	Date

Participant’s Name

Address:

EXERCISE FORM

Administrator of 2012 Long-Term Incentive Plan
c/o Office of the Corporate Secretary
Erickson Incorporated
5550 SW Macadam Avenue
Suite 200
Portland, Oregon 97239
Gentlemen:
I hereby exercise the Stock Appreciation Rights (“SARs”) granted to me on ____________________, ____, by Erickson Incorporated. (the “Company”), subject to all the terms and provisions of the applicable grant agreement and of the Erickson Incorporated 2012 Long-Term Incentive Plan (the “Plan”), and notify you of my desire to exercise my SARs with respect to ____________ shares of Common Stock of the Company at a strike price of $___________ per share.

Date:________________________    ____________________________________
Participant/SAR Holder
Received by ERICKSON INCORPORATED. on
___________________________, ____